TCW FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



     TCW FUNDS, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

     FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 5,000,000,000 shares and hereby classifies such shares as
1,667,000,000 shares of TCW Galileo Asia Pacific Equity Fund, 1667,000,000 shares of TCW Galileo Emerging Markets Fund and 1,666,000,000 shares of TCW Galileo Small Cap Growth Fund.

     SECOND: The TCW Galileo Asia Pacific Equity Fund shares, TCW Galileo Emerging Markets Fund shares and TCW Galileo Small Cap Growth Fund shares as so classified by the Corporation's Board of Directors shall all be initially designated as Common Stock and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article SIXTH (b) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

     THIRD: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 10,000,000,000 shares, the par value of all classes of the stock being $.001 per share, with an aggregate par value of $10,000,000, all designated initially as Common Stock, of which 1,667,000,000 shares were classified as TCW Galileo Core Equity Fund shares, 1,667,000,000 shares were classified as TCW Galileo High Grade Fixed Income Fund shares, 1,667,000,000 shares were classified as TCW Galileo High Yield Bond Fund shares, 1,667,000,000 shares were classified as TCW Galileo Latin American Equity Fund shares, 1,666,000,000 shares were classified as TCW Galileo Long-Term Mortgage Backed Securities Fund shares and 1,666,000,000 shares were classified as TCW Galileo Mortgage Backed Securities Fund shares.

     B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 15,000,000,000 shares, the par value of all classes of the stock being $.001 per share, with an aggregate par value of $15,000,000, all designated initially as Common Stock, of which 1,667,000,000 shares are classified as TCW Galileo Core Equity Fund shares, 1,667,000,000 share are classified as TCW Galileo High Grade Fixed Income Fund shares, 1,667,000,000 shares are classified TCW Galileo High Yield Bond Fund shares, 1,667,000,000 shares are classified as TCW Galileo Latin America Equity Fund shares, 1,666,000,000 shares are classified as TCW Galileo Long-Term Mortgage Backed Securities Fund shares, 1,666,000,000 shares are classified as TCW Galileo Mortgage Backed Securities Fund shares, 1,667,000,000 shares are classified as TCW Galileo Asia Pacific Equity Fund shares, 1,667,000,000 shares are classified TCW Galileo Emerging Markets Fund shares and 1,666,000,000 shares are classified as TCW Galileo Small Cap Growth Fund shares.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The shares aforesaid have been duly classified by the  Corporation's
Board  of  Directors   pursuant  to  authority   and  power   contained  in  the
Corporation's Articles of Incorporation.

     IN WITNESS WHEREOF, TCW Funds, Inc, has caused these Articles Supplementary to be executed by its Senior Vice President and witnessed by its Secretary on this 19th day of November, 1993. The Senior Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                                            TCW FUNDS, INC.



                                                   By:       /s/
                                                      --------------------------
                                                      Michael E. Cahill
                                                      Senior Vice President



WITNESS



____________________________
Paul D. Wallace, Jr.
Secretary